Exhibit 99.1

CohBar, Inc. Announces Full Year 2014 Financial Results

Menlo Park, California - March 31, 2015 - CohBar, Inc. (TSX-V: COB.U), an innovative biotechnology company focused on developing mitochondria-based therapeutics to treat diseases associated with aging, today provided a corporate update and reported financial results for the full year ending December 31, 2014.

“We had a strong start to 2015, which began with an initial public offering, and this momentum continued through the first quarter,” said Jon Stern, Chief Executive Officer of CohBar. “The recent publication in Cell Metabolism, authored by our founder Dr. Pinchas Cohen, demonstrates the broad potential of our mitochondria-based therapeutics to treat a variety of diseases associated with aging, such as type 2 diabetes, cancer, atherosclerosis and neurodegenerative disorders. We look forward to advancing our research and further validating this therapeutic approach in the coming quarters.”

Business Highlights and Recent Developments:

•	Completed Initial Public Offering and Private Placement of Common Stock. In January 2015, CohBar completed its initial public offering (IPO) of common stock and was accepted for listing on the TSX Venture Exchange, raising gross proceeds of $11.25 million, before underwriting discounts, commissions and expenses. The IPO was conducted in Canada and registered in the United States pursuant to a registration statement filed with the U.S. Securities and Exchange Commission. Concurrent with the IPO, the Company completed a private placement, raising additional gross proceeds of $2.70 million.

•	Entered into Sponsored Research Agreement with the University of Southern California. In the fourth quarter of 2014, CohBar signed a research agreement with the University of Southern California for the development of assays to test analogs of the novel mitochondrial-derived peptide MOTS-c. Research and development work was initiated in the first quarter of 2015.

•	New Laboratory Facility Opened in Menlo Park, CA. In February 2015, the Company entered into a lease agreement for a new and expanded laboratory facility in Menlo Park, CA. The new facility will play a central role in CohBar’s operations and is expected to significantly enhance the Company’s research capabilities.

•	Publication of Preclinical Proof-of-Principle of MOTS-c and its Role in Metabolic Regulation. In March 2015, Dr. Cohen, CohBar Consulting Scientist Dr. David Lee, and their colleagues from the University of Southern California Leonard Davis School of Gerontology published data that suggests MOTS-c, a new mitochondrial-derived peptide hormone, prevents obesity in mice caused by a high-fat diet and stimulates the metabolism in the same way as exercise. The paper, “The Mitochondrial-Derived Peptide, MOTS-c, Promotes Metabolic Homeostasis and Reduces Obesity and Insulin Resistance,” appeared in the March 3, 2015, issue of Cell Metabolism. CohBar has an exclusive, worldwide license for the development of MOTS-c and related analogs into mitochondria-based therapeutics for the treatment of type 2 diabetes, obesity, fatty liver and cancer.

Summary of Financial Results:

•	Cash Position. Cash totaled $1,194,492 on December 31, 2014, compared to $145,170 on December 31, 2013. In January 2015, the Company completed its IPO on the TSX Venture Exchange. The Company sold 11,250,000 units at a price of $1.00 per unit, providing gross proceeds of $11,250,000. Concurrently with the IPO, the Company completed a previously-subscribed private placement of an additional 2,700,000 units for gross proceeds of $2,700,000, resulting in a total raise of $13,950,000.

•	R&D Expenses. Research and development expenses were $579,474 in the year ended December 31, 2014, compared to $478,256 in the prior year, a $101,218 increase, or 21%. The increase in research and development expenses was primarily due to an increase in consulting costs and an increase in research conducted under the terms of a grant awarded by the Alzheimer’s Drug Discovery Foundation. This increase was offset by a decrease in lab supplies due to less usage and a decrease in payroll due to lower average headcount in the current year as compared to the same period of the prior year.

•	G&A Expenses. General and administrative expenses were $1,233,141 in the year ended December 31, 2014, compared to $390,749 in the prior year, an $842,392 increase. The increase in general and administrative expenses was primarily due to an increase in salary, benefit and stock based compensation costs, an increase in outside services related primarily to recruiting costs and an increase in accounting fees relating to the costs of compliance.

•	Net Loss. For the year ended December 31, 2014, net loss was $1.8 million, or $0.14 per share, compared to a net loss of $872,641 or $0.07 per share, for the year ended December 31, 2013.

In subsequent quarters, CohBar intends to conduct conference calls in conjunction with the reporting of its financial results. Details will be provided prior to such events.

About CohBar

CohBar (TSXV: COB.U) is a leader in the research and development of mitochondria-based therapeutics (MBTs), an emerging class of drugs for the treatment of diseases associated with aging. MBTs originate from the discovery by our founders of a novel group of peptides within the genome of mitochondria, the powerhouses of the cell. This groundbreaking discovery was made by our founders, world leaders in the biology of aging, metabolism and mitochondrial genomics. MBTs offer the potential to address a broad range of diseases such as type 2 diabetes, cancer, atherosclerosis and neurodegenerative disorders.

For additional company information, please visit www.cohbar.com.

Forward-looking statements

This news release contains forward-looking statements, including: statements concerning: the company’s plans, prospects, resources and capabilities including its anticipated research and development activities. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by CohBar. These risks and uncertainties include CohBar’s ability to retain key personnel, expand its research operations and successfully advance its research programs. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission and applicable Canadian securities regulators, which are available on our website, and at www.sec.gov or www.sedar.com. You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. The forward-looking statements and other information contained in this news release are made as of the date hereof and CohBar does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact:

Bianca Nery

MacDougall Biomedical Communications

650.339.7533

bnery@macbiocom.com

CohBar, Inc.

Balance Sheets

	December 31,	December 31,
	2014	2013

ASSETS
Current assets:
Cash	$1,194,492	$145,170
Restricted cash	4,055	126,195
Prepaid expenses and other current assets	19,517	15,124
Total current assets	1,218,064	286,489
Property and equipment, net	4,631	4,609
Deferred offering costs	749,386	26,209
Other assets	1,100	1,100
Total assets	$1,973,181	$318,407

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable	$290,073	$54,645
Accrued liabilities	305,401	69,635
Accrued payroll and other compensation	103,294	19,114
Total current liabilities	698,768	143,394
Note payable, net of debt discount of $451 and $647 as of December 31, 2014 and 2013, respectively	204,809	204,613
Total liabilities	903,577	348,007

Commitments and contingencies

Stockholders’equity (deficiency)
Preferred stock, $0.001 par value, Authorized- 8,000,000 shares;
Issued and outstanding as of December 31, 2014 and December 31, 2013 as follows:
Preferred stock - Series A - issued and outstanding 0 shares as of December 31, 2014 and December 31, 2013, respectively	-	-
Convertible preferred stock - Series B - issued and outstanding 5,400,000 shares as of December 31, 2014 and 0 as of December 31, 2013	5,400	-
Common stock, $0.001 par value, Authorized--37,000,000 shares;
Issued and outstanding 12,915,343 shares as of December 31, 2014 and 2013	12,915	12,915
Additional paid-in capital	5,507,616	2,594,128
Accumulated deficit	(4,456,327)	(2,636,643)
Total stockholders’ equity (deficiency)	1,069,604	(29,600)
Total liabilities and stockholders’ equity (deficiency)	$1,973,181	$318,407

CohBar, Inc.

Statements of Operations

	For The Years Ended December 31,
	2014	2013

Revenues	$-	$-

Operating expenses:
Research and development	579,474	478,256
General and administrative	1,233,141	390,749
Total operating expenses	1,812,615	869,005
Operating loss	(1,812,615)	(869,005)

Other income (expense):
Interest income	593	505
Interest expense	(6,841)	(4,003)
Other expense	(488)	-
Amortization of debt discount	(333)	(138)
Total other income (expense)	(7,069)	(3,636)
Net loss	$(1,819,684)	$(872,641)
Basic and diluted net loss per share	$(0.14)	$(0.07)
Weighted average common shares outstanding - basic and diluted	12,915,343	12,915,343